Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Opera Limited

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title (1)	Fee Calculation Rule	Amount Registered (2)	Proposed Maximum Offering Price Per Unit (4)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Ordinary shares, par value $0.0002 per share	457(c) and 457(h)	3,000,000 (3)	$14.53	$43,590,000	0.0001381	$6,019.78
Total Offering Amounts:					$43,590,000		$6,019.78
Total Fee Offsets:							—
Net Fee Due:							$6,019.78

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(1)
The securities to be registered hereby may be represented by American depositary shares (“ADSs”) of Opera Limited (the “Registrant”). Each ADS represents one ordinary shares, par value of US$0.0002 per share, of the Registrant (the “Ordinary Shares”). The Registrant’s ADSs issuable upon deposit of the securities registered hereby have been registered under a separate registration statement on Form F-6 (Registration No. 333-226171).
(2)
In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) also covers an indeterminate number of additional securities which may be offered and issued under the Registrant’s Second Amended and Restated Share Incentive Plan (the “Share Incentive Plan”) to prevent dilution from stock splits, stock dividends or similar transactions as provided in the Share Incentive Plan.
(3)
The amount to be registered represents the Ordinary Shares issuable upon exercise of outstanding options or restricted share units granted under the Share Incentive Plan.
(4)
The proposed maximum offering price per share, which is estimated solely for the purposes of calculating the registration fee under Rule 457(h) and Rule 457(c) under the Securities Act, is based on the average of the high and low prices for the Registrant’s ADSs as quoted on the Nasdaq Global Select Market on January 5, 2026, which is within five business days prior to the date of this Registration Statement.